Filed Pursuant to Rule 424(b)(7)

Registration No. 333-159008

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)(2)
Common Stock, $3.125 par value per share	1,560,000	$43.04	$67,142,400	$4,787.25

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based on the average of the high and low prices of the shares reported on the New York Stock Exchange on February 2, 2010.
(2)	Pursuant to Rule 457(r)), a filing fee has been transmitted to the SEC in connection with shares of common stock offered by means of this prospectus supplement and the accompanying prospectus from Registration Statement No. 333–159008.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 6, 2009)

1,560,000 Shares

Common Stock

This prospectus supplement relates to the resale from time to time, by the Fortune Brands, Inc. Master Retirement Trust and the Fortune Brands Home & Hardware, LLC Retirement Plans Trust (together, the “Selling Stockholders”), of up to 1,560,000 shares of our common stock, par value $3.125 per share. The shares of common stock covered by this prospectus supplement relate to shares of common stock that we have contributed to the Selling Stockholders for the benefit of our employees who participate in certain or our defined benefit pension plans. The shares of our common stock will be held by Northern Trust Corporation, the trustee of the Selling Stockholders (the “Trustee”), and may be offered for sale from time to time upon instruction from a duly appointed independent, third party investment fiduciary.

The shares of common stock being offered by this prospectus supplement may be sold, from time to time, in brokerage transactions on the New York Stock Exchange, in privately negotiated transactions or otherwise. These sales may be for negotiated prices or on the open market at prevailing market prices. We will not receive any portion of the proceeds of the sale of the common stock offered by this prospectus supplement. The Selling Stockholders will pay all costs, expenses and fees incurred in connection with the sales of the shares of our common stock covered by this prospectus supplement. The Selling Stockholders will also be responsible for other costs, if any, incurred in selling the shares of common stock covered by this prospectus supplement, which costs may include, among other things, underwriters discounts, brokerage fees and commissions.

Our common stock is listed on the New York Stock Exchange under the symbol “FO.” On February 2, 2010 the last sale price of our common stock as reported on the New York Stock Exchange was $43.50 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S–1 OF THIS PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated February 3, 2010.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
RISK RACTORS	S-1
USE OF PROCEEDS	S-3
SELLING STOCKHOLDERS	S-3
DESCRIPTION OF THE SECURITIES OFFERED	S-4
PLAN OF DISTRIBUTION	S-4
LEGAL MATTERS	S-5

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement, which describes the specific terms of this offering, along with the accompanying prospectus, which gives more general information, some of which may not apply to this offering. You should also read the documents we have referred to in the section entitled “Where You Can Find More Information” in the accompanying prospectus. You should consider the information contained in these documents when making your investment decision. You should rely only on the information contained or incorporated by reference in these documents. We have not, and our agents have not, authorized anyone else to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy such common stock in any circumstances in which such offer or solicitation is unlawful.

Information in this prospectus supplement and the accompanying prospectus may change after the date on the front of the applicable document. You should not interpret the delivery of this prospectus supplement or the accompanying prospectus, as an indication that there has been no change in our affairs since those dates.

As used in this prospectus supplement the terms “Company,” “Fortune Brands,” “we,” “us,” and “our” may, depending upon the context, refer to Fortune Brands, Inc., our consolidated subsidiaries, or to all of them taken as a whole.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider, among other things, the matters discussed under “Risk Factors” in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, the risk factors described below and any risk factors set forth in our other filings with the SEC, all of which are incorporated by reference to this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under Securities Exchange Act of 1934, or the Exchange Act. For more information, see the section entitled “Where You Can Find More Information” in the accompanying prospectus. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

The price of our common stock may fluctuate significantly, which may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors may include those described under the heading “Risk Factors” in our SEC filings, a change in sentiment in the market regarding us or our business prospects or changes in the frequency or amount of dividends or share repurchases. In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. We expect that the market price of our common stock will continue to fluctuate and there can be no assurances about the market prices for our common stock.

Offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

We may increase our capital resources or raise additional capital by making additional offerings of debt, such as medium–term notes, senior or subordinated notes, or by offering preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Apart from our $2.67 convertible preferred stock, the rights, preferences and limitations of which are set forth in our amended and restated certificate of incorporation, our board of directors is empowered to provide for any series of preferred stock and, in general, to determine the relative rights, preferences and limitations of such series. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. We are a holding company conducting all of our operations through our subsidiaries. As a result, our ability to make dividend payments on our common stock depends primarily on the receipt of dividends and other distributions from our subsidiaries. Although our board of directors has historically declared cash dividends on our common stock, it is not required to do so and may reduce or eliminate our common stock dividend in the future.

USE OF PROCEEDS

The proceeds from the sale of common stock to which this prospectus supplement relates are solely for the account of the Selling Stockholders. We will not receive any of the proceeds from these sales.

SELLING STOCKHOLDERS

On February 3, 2010, we contributed an aggregate of 1,560,000 shares of common stock to the Selling Stockholders. The Selling Stockholders are tax-qualified trusts that hold the assets for our U.S. defined benefit pension plans, which are subject to the Employee Retirement Income Security Act of 1974, as amended. Our U.S. defined benefit pension plans provide retirement benefits to certain employees of Fortune Brands. This prospectus supplement covers the resale by the Selling Stockholders of up to the total number of shares so contributed in the manner contemplated under “Plan of Distribution.”

The following table presents information regarding the Selling Stockholders and the shares that they may offer and sell from time to time under this prospectus supplement. This table is prepared based on information supplied to us by the Selling Stockholders. The number of shares in the column “Number of Shares of Common Stock Covered by this Prospectus Supplement” represents all of the shares that the Selling Stockholders may offer under this prospectus supplement. The Selling Stockholders may sell some, all or none of their shares.

The shares of common stock are held in separate investment accounts at the Trustee. An independent, third party investment fiduciary has been appointed by the Trusts Investment Committee (the “TIC”) to instruct the Trustee as to any disposition of the shares of common stock held by the Selling Stockholders. This investment fiduciary will have sole authority to manage the shares of common stock, subject to general investment criteria established by the TIC.

Beneficial ownership is determined in accordance with Rule 13d–3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 234,877,536 shares of our common stock actually outstanding as of February 2, 2010 plus the 1,560,000 shares contributed to the Selling Stockholders on February 3, 2010.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Number of Shares of Common Stock Covered by this Prospectus Supplement	Shares Owned After the Offering Assuming the Sale of all of the Covered Shares
			Number	%
Fortune Brands, Inc. Master Retirement Trust(1)	1,139,700	1,139,700	—	—
Fortune Brands Home & Hardware, LLC Retirement Plans Trust(2)	420,300	420,300	—	—

(1)	The address of the Fortune Brands, Inc. Master Retirement Trust is c/o Northern Trust, 50 S. LaSalle, Chicago, Illinois 60603.

(2)	The address of the Fortune Brands Home & Hardware, LLC Retirement Plans Trust is c/o Northern Trust, 50 S. LaSalle, Chicago, Illinois 60603.

DESCRIPTION OF THE SECURITIES OFFERED

The Selling Stockholders may offer from time to time up to 1,560,000 shares of our common stock, par value $3.125 per share. Our common stock is listed on the New York Stock Exchange under the symbol “FO.” As of February 2, 2010, Fortune Brands had 234,877,536 shares of common stock outstanding. For a further description of our common stock, please see “Description of Capital Stock” in the accompanying prospectus.

PLAN OF DISTRIBUTION

The Selling Stockholders may, upon the instructions from the independent, third party investment fiduciary, sell all or a portion of the shares of common stock to which this prospectus relates either (1) on the markets in which our common stock is traded or (2) through underwriters or in privately negotiated transactions.

Market sales may be effected from time to time in one or more transactions (which may involve block transactions):

•

on any of the U.S. securities exchanges on which our common stock is listed, including the New York Stock Exchange, in transactions that may include special offerings, exchange distributions pursuant to and in accordance with the rules of such exchanges;

•	through one or more underwriters or dealers in a public offering and sale by them;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or in the over-the-counter market; or

•	in a combination of any such transactions.

Such transactions may be effected by the Selling Stockholders, upon instructions from the independent, third party investment fiduciary, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders will act independently of us with respect to the timing, manner and size of each sale.

The Selling Stockholder may, upon instructions from the independent, third party investment fiduciary, effect such transactions by selling shares of common stock to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of shares for whom they may act as agent in amounts to be negotiated. Such compensation may be received if the broker-dealer acts as either an agent or as a principal. The Selling Stockholders do not expect these discounts or commissions to exceed what is customary in the types of transactions involved. Any offering price, and any discounts or concessions allowed or reallowed or paid to dealers, may be changed from time to time.

The Selling Stockholders may, upon instructions from the independent, third party investment fiduciary, cause such transactions to be conducted through one or more underwriters in a public offering and sale by them. In the case of an underwritten public offering, a prospectus supplement with respect to an offering of shares of common stock will set forth the terms of the offering of the shares of common stock, including the name or names of the underwriters, the purchase price and the proceeds to the Selling Stockholders from such sale, any underwriting discounts and other items constituting underwriters’ compensation, the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The shares of common stock will be acquired by the underwriters for their own account and may be sold from time to time in one or more transactions at a fixed public offering price determined at the time of sale. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase shares of common stock will be subject to conditions precedent and the underwriters will be obligated to purchase all the shares of common stock if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The aggregate proceeds to the Selling Stockholders will be the purchase price of the shares of common stock, less discounts and commissions, if any.

Underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions under the Securities Act. An applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from the Selling Stockholders. We know of no existing arrangements between the Selling Stockholders and any broker-dealer, underwriter or other agent relating to the sale or distribution of the shares of common stock. We have not engaged any broker-dealer, underwriter or agent in connection with the distribution of the shares of common stock.

We may agree with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments made by the underwriters, dealers or agents as a result of those civil liabilities.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

We expect that all of the shares of common stock will be listed on the New York Stock Exchange. Any agents or underwriters to whom the shares of common stock are sold may make a market in these securities. However, they are not obligated to make a market and may discontinue market making activity at any time.

LEGAL MATTERS

Mark A. Roche, in his capacity as General Counsel of Fortune Brands, Inc., has rendered an opinion regarding the validity of the securities covered by this prospectus supplement. Mr. Roche holds shares of our common stock and options to purchase our common stock.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants To Purchase Debt Securities

Warrants To Purchase Common Stock

Warrants To Purchase Preferred Stock

This prospectus describes some of the general terms that may apply to securities that we may issue and sell at various times. Please note that:

•	Prospectus supplements will be filed and other offering materials may be provided at later dates that will contain specific terms of each issuance of securities.

•	You should read this prospectus and any prospectus supplements or other offering materials filed or provided by us carefully before you decide to invest.

•

We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in an applicable prospectus supplement or other offering materials. We may also sell securities directly to investors.

Our common stock is listed on the New York Stock Exchange under the symbol “FO.” Any common stock that we may sell pursuant to this prospectus will be listed on the New York Stock Exchange upon official notice of issuance.

Investing in our securities involves certain risks. You should carefully consider the risks described under “Risk Factors” in Part I, Item 1A of our most recent annual report on Form 10-K, which is incorporated by reference herein, as well as other risk factor information contained or incorporated by reference in this prospectus or in any prospectus supplement before making a decision to invest in our securities. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2009.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement or the documents incorporated by reference is accurate as of any date other than the date on the front of each of those documents. As used in this prospectus the terms the “Company,” “Fortune Brands,” “we,” “us,” and “our” may, depending upon the context, refer to Fortune Brands, Inc., our consolidated subsidiaries, or to all of them taken as a whole.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “seeks,” “projects,” “will,” “would,” and similar expressions or expressions of the negative of these terms. Such statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement in order to comply with such safe harbor provisions. Although we believe that the expectations, plans, intentions, and projections reflected in our forward-looking statements are reasonable, such statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. The risks, uncertainties, and other factors that our stockholders and prospective investors should consider include, but are not limited to, the following:

•	general economic conditions, including the U.S. housing market,

•	competitive market pressures (including pricing pressures),

•	customer defaults and related bad debt expense,

•	consolidation of trade customers,

•	successful development of new products and processes,

•	ability to secure and maintain rights to intellectual property,

•

risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting,

•	changes related to the U.S. and international distribution structure in our Spirits business,

•	ability to attract and retain qualified personnel,

•	weather,

•	risks associated with doing business outside the United States, including currency exchange rate risks,

•	commodity and energy price volatility,

•	costs of certain employee and retiree benefits and returns on pension assets,

•	dependence on performance of distributors and other marketing arrangements,

•	the impact of excise tax increases on distilled spirits,

•	changes in golf equipment regulatory standards and other regulatory developments,

•	potential liabilities, costs and uncertainties of litigation,

•	impairment in the carrying value of goodwill or other acquired intangibles,

•	historical consolidated financial statements that may not be indicative of future conditions and results,

•	interest rate fluctuations,

•	volatility of financial and credit markets, which could affect access to capital for us, our customers and consumers, and

•	any possible downgrades of our credit ratings,

as well as other risks and uncertainties detailed from time to time in our SEC filings.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. In addition, we may include a description of the risks related to an investment in the securities described in an applicable prospectus supplement. Before making an investment decision, you should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

FORTUNE BRANDS, INC.

We are a holding company with operating companies engaged in the manufacture, production and sale of distilled spirits, home and hardware products, and golf products.

We are a legal entity separate and distinct from our subsidiaries. Our rights and the rights of our creditors (including holders of debt securities) and stockholders to participate in any distribution of the assets or earnings of any subsidiary is subject to the claims of creditors of the subsidiary, except to the extent that our claims as a creditor of our subsidiaries may be recognized, in which event our claims may in certain circumstances be subordinate to certain claims of others. As a holding company, a principal source of our unconsolidated revenues and funds is dividends and other payments from our subsidiaries. Our principal subsidiaries currently are not limited by long-term debt or other agreements in their abilities to pay cash dividends or to make other distributions with respect to their capital stock or other payments to us.

Our principal executive offices are currently located at 520 Lake Cook Road, Deerfield, Illinois 60015 and our telephone number is (847) 484-4400.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider, among other things, the matters discussed under “Risk Factors” in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, all of which are incorporated by reference to this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find Additional Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends, in each case for each of the periods indicated.

	Years Ended December 31,
	2004	2005	2006	2007	2008
Ratio of Earnings to Fixed Charges	10.18	5.88	4.38	4.33	1.84
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	10.12	5.86	4.37	4.32	1.83

For the purpose of computing the ratio of earnings to fixed charges, earnings means:

•	income (loss) from continuing operations before income taxes, minority interests and extraordinary items;

•	plus fixed charges;

•	less capitalized interest; and

•	less income (loss) of equity investees.

Fixed charges means the sum of the following:

•	interest expense (including capitalized interest) on all indebtedness;

•	amortization of debt discount and expenses; and

•	that portion of rental expense which we believe to be representative of an interest factor.

For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, earnings means earnings less preferred dividend requirements.

Combined fixed charges and preferred dividends means fixed charges plus preferred dividend requirements.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities offered by this prospectus and any prospectus supplements for general corporate purposes, unless we specify otherwise in an applicable prospectus supplement. General corporate purposes may include the repayment of existing indebtedness, additions to working capital, capital expenditures, investments in our subsidiaries and the financing of possible acquisitions.

DESCRIPTION OF DEBT SECURITIES

Each prospectus supplement will state the particular terms of the debt securities it covers.

We will issue debt securities in one or more series under an indenture dated as of April 15, 1999 between us and The Bank of New York Mellon (formerly The Chase Manhattan Bank), as trustee. The indenture may be supplemented from time to time. We have filed a copy of the indenture as an exhibit to the registration statement. In addition to the following summary, you should refer to the specific terms of the indenture for more detailed information. Some of the capitalized terms used in the following discussion are defined in the indenture, and their definitions are incorporated by reference into this prospectus. When we use italics, we are referring to sections in the indenture. Wherever we refer to particular provisions of the indenture, such provisions are incorporated by reference in our summary, which is qualified by such reference.

Determination of Terms

The indenture does not limit the amount of securities we may issue. Debt securities may be issued in one or more series as we may authorize at various times. (Section 3.01). An applicable prospectus supplement relating to the particular series of debt securities we are offering will specify the amounts, prices and terms of those debt securities.

The debt securities will be our direct, unsecured and unsubordinated obligations. The debt securities will rank equally with any of our other unsecured and unsubordinated obligations for borrowed money.

The indenture does not limit other indebtedness or securities which we may incur or issue. The indenture does not contain financial or similar restrictions on us, except as described under “Certain Covenants.”

Other than the protections which may otherwise be afforded holders of debt securities as a result of the operation of the covenants described in the indenture, there are no covenants or other provisions which may afford holders of debt securities protection if there is a leveraged buyout or other highly leveraged transaction involving us or any similar occurrence.

We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. Original issue discount securities are securities which bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe in a prospectus supplement certain U.S. federal income tax considerations for holders of any debt securities, including any special tax considerations applicable to original issue discount securities and debt securities denominated in a foreign currency or composite currency.

Form, Denominations, Exchange and Transfer

Unless otherwise provided in an applicable prospectus supplement, we will issue the debt securities in definitive form solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. Unless otherwise provided in an applicable prospectus supplement, interest coupons will be attached to bearer securities. (Section 2.01). The indenture also provides that we may issue debt securities of a series in temporary or permanent global form. (Section 3.01).

Unless we specify otherwise in an applicable prospectus supplement, we will issue registered securities in denominations of multiples of $1,000 and bearer securities in denominations of $1,000 or $10,000. (Section 3.02). We will issue debt securities denominated in a foreign currency or in a composite currency in the denominations we specify in an applicable prospectus supplement.

You may surrender debt securities for exchange and registered securities for registration of transfer in the manner, at the places and subject to the restrictions set forth in an applicable prospectus supplement. This may be done without service charge but we may require payment of related taxes or other governmental charges. (Section 3.05). Bearer securities and the attached coupons will be transferable by delivery. Any restrictions on the sale of bearer securities under U.S. Treasury regulations will be described in the applicable prospectus supplement.

In the event of any redemption, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before (i) the day the relevant notice of redemption is mailed and ending at the close of business on the day of such mailing if debt securities of the series are issuable only as registered securities; and (ii) the day the relevant notice of redemption is first published if debt securities of the series are issuable only as bearer securities, or, if earlier, and if debt securities of the series are also issuable as registered securities and there is no publication, the day of mailing of the relevant notice of redemption, and in either case, ending at the close of business on the date of such publication or mailing;

•	register the transfer or exchange of any portion of a registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•

exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is then simultaneously surrendered for redemption.

Payment and Paying Agents

Unless we indicate otherwise in an applicable prospectus supplement, we will pay principal of and any premium and any interest on registered securities at the office of the paying agent or paying agents as we may designate at various times. However, at our option, we may make interest payments on registered securities by check mailed to the address, as it appears on the security register, of the person entitled to the payments. Unless we specify otherwise in an applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name the registered security is registered at the close of business on the record date for such interest. (Sections 3.07 and 10.02).

Unless we indicate otherwise in an applicable prospectus supplement, we will pay principal, any premium and any interest on bearer securities, subject to any applicable laws and regulations, at the offices of those paying agents outside the U.S. that we may designate at various times. However, at our option, we may make interest payments by check or by transfer to an account maintained by the payee with a bank located outside the U.S. (Sections 3.07 and 10.02). Unless we indicate otherwise in an applicable prospectus supplement, we will pay any interest on bearer securities on any interest payment date only upon presentation and surrender of the coupon relating to the interest payment date. (Section 10.01). We will not pay principal, any premium or any interest for any bearer security at any paying agency maintained by us in the U.S. or by check mailed to any address in the U.S. or by transfer to an account maintained with a bank located in the U.S. except as may be permitted without detriment to us under U.S. tax laws and regulations in effect at the time of such payment. Notwithstanding the foregoing,

•

any payment in respect of bearer securities to be made in U.S. dollars may be made at the office of a paying agent in the U.S. if payment at all paying agencies outside the U.S. is illegal or effectively precluded by exchange controls or other similar restrictions, and

•

any payment in respect of bearer securities to be made in a foreign currency or composite currency may be made at the office of a paying agent in the U.S. in U.S. dollars in an amount equal to the sum otherwise due in such foreign currency or composite currency as converted into U.S. dollars at the rate of exchange as set forth in the indenture if payment at all paying agencies outside the U.S. in such foreign currency or composite currency and in U.S. dollars in such amount is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 10.02).

We will name the paying agents outside the U.S. initially appointed by us for a series of debt securities in an applicable prospectus supplement. We may terminate the appointment of any of the paying agents at various times, but we will maintain in the Borough of Manhattan, The City of New York, at least one paying agency where the registered securities of each series may be presented for payment. We will maintain one or more paying agencies in a city or cities located outside the U.S. (including any city in which a paying agency is required to be maintained under the rules of any stock exchange on which the debt securities of such series are listed) where the bearer securities may be presented for payment. (Section 10.02).

All monies we pay to a paying agent for the payment of principal of, any premium or any interest on any debt securities that remain unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt securities or coupon will look only to us for payment. (Section 10.03).

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary identified in an applicable prospectus supplement. Registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the registered global security or securities. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a registered global security may not be transferred or exchanged except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor depositary and except in the circumstances described in an applicable prospectus supplement. (Section 3.05).

We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities in an applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to institutions that have accounts with the depositary, and to persons that may hold interests through institutions. Such institutions are often referred to as “participants” of the depositary. For interests of participants, ownership of beneficial interests in the registered global security will be shown on the records maintained by the applicable depositary. For interests of persons other than participants, ownership of beneficial interests in the registered global security will be shown on the records of participants. Transfer of that ownership will be effected only through those records.

We expect that upon the issuance of a registered global security, and the deposit of the registered global security with or on behalf of the depositary, the depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the registered global security to the accounts of participants. The accounts to be credited shall be designated by the underwriters or agents engaging in the distribution of such debt securities or by us if those debt securities are offered and sold directly by us.

Unless we specify otherwise in an applicable prospectus supplement, payment of principal of and premium, and any interest on debt securities represented by any registered global security will be made to the depositary or its nominee, as the sole registered owner and the sole holder of the debt securities. Neither we, the trustee, nor any agents will be responsible for any aspect of the depositary’s records or any participant’s records relating to or payments made by the depositary or any participants on account of beneficial ownership interests in a registered global security representing any debt securities. Neither we, the trustee nor any agents will be responsible or liable for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal of or any premium or any interest on any registered global security, immediately will credit, on its book-entry registration and transfer system, the participant’s accounts with the payments. Those payments will be credited in amounts proportionate to the respective beneficial interests of the participants in the principal amount of the registered global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a registered global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for customer accounts in bearer form or registered in “street name.” Those payments will be the sole responsibility of those participants.

Except as otherwise set forth in an applicable prospectus supplement, we will issue certificated debt securities in exchange for each registered global security only if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary for the registered global security or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor of the depositary within 90 calendar days;

•	we determine that the registered global security shall be exchangeable for definitive debt securities in registered form; or

•	an Event of Default (as defined below under “Defaults and Certain Rights on Default”) for the debt securities represented by such registered global security has occurred and is continuing.

Any registered global security that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount, in denominations of $100,000 and any larger amount that is an integral multiple of $1,000. Such definitive debt securities will be registered in the name or names of the owners of such person or persons as the depositary shall instruct the trustee. It is expected that the instructions may be based upon directions received by the depositary from its participants regarding ownership of beneficial interests in the registered global security.

Unless we specify otherwise in an applicable prospectus supplement and except as provided above, owners of beneficial interests in the registered global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders for any purpose under the indenture. No registered global security representing debt securities will be exchangeable except for another permanent registered global security of like denomination and tenor to be registered in the name of the depositary or its nominee. Each person owning a beneficial interest in the registered global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a registered global security.

The indenture permits the depositary, as a holder, to authorize participants as its agents to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to make, give or take under the indenture. We understand that under existing industry practices, in the event that we request any action of holders or an owner of a beneficial interest in the registered global security desires to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to make, give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to make, give or take such action. The participants would authorize beneficial owners owning through them to make, give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We may also issue the debt securities of a series in whole or in part in the form of one or more bearer global securities that we will deposit with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and with a common depositary for Clearstream, or with a nominee for such common depositary, identified in an applicable prospectus supplement. We may issue the bearer global securities in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, for any portion of a series of debt securities to be represented by one or more bearer global securities, will be described in an applicable prospectus supplement. See “Limitations on Issuance of Bearer Debt Securities and Bearer Debt Warrants.”

Convertible Debt Securities

The terms and conditions upon which any convertible debt securities of a series may be converted into shares of common stock, including the initial conversion price or rate and the conversion period, and other provisions, will be set forth in a prospectus supplement. See “Description of Capital Stock.”

Certain Covenants

Definitions. The following is a summary of certain defined terms used in the restrictive covenants contained in the indenture:

•

“Consolidated Net Tangible Assets” means the excess over current liabilities of all assets as set forth in our consolidated balance sheet after deducting goodwill, trademarks, patents, other like intangibles and minority interests of others.

•

“Funded Debt” includes: (1) indebtedness for borrowed money maturing more than one year from the date of creation or extension thereof, (2) guarantees of funded debt or of dividends, other than guarantees arising in connection with the sale or pledge of customers’ paper or otherwise arising in the ordinary course of business and (3) any funded debt secured by a mortgage on our property or any Restricted Subsidiary whether or not assumed.

•

“Restricted Subsidiary” is defined to exclude a Subsidiary organized under foreign laws or operating outside the U.S., a Subsidiary involved primarily in the business of finance, banking, credit, leasing, insurance, financial services, real estate, petroleum or gas, transportation or overseas financing, and Subsidiaries of the foregoing. A Subsidiary required to be disposed of by court order and determined by our board of directors not to be a Restricted Subsidiary is also excluded from the definition of Restricted Subsidiary.

•	“Secured Debt” includes indebtedness for money borrowed secured by a mortgage upon any of our assets or a Restricted Subsidiary; “mortgage” includes any mortgage, pledge or security interest.

•

“Subsidiary” is defined as any corporation of which we or any one or more Subsidiaries directly or indirectly own outstanding stock having voting power sufficient to elect, under ordinary circumstances, a majority of the directors. (Section 1.01).

Restrictions on Secured Debt. The indenture provides that, except as described below, neither we nor any Restricted Subsidiary may incur any Secured Debt without securing the debt securities, and, if we so elect, any indebtedness ranking equally with the debt securities, equally and ratably with, or prior to, such Secured Debt. This restriction does not apply to indebtedness secured by:

•	mortgages existing at the time a corporation becomes a Restricted Subsidiary;

•

mortgages assumed in connection with a merger with, or an acquisition of substantially all of the properties of, a corporation, if any such mortgage existed prior to such merger or acquisition and did not apply to any property owned by us or a Restricted Subsidiary immediately prior to such merger or acquisition;

•	mortgages on property existing at the time of acquisition or mortgages on certain property to finance the cost of acquisition, construction or improvement;

•	mortgages securing indebtedness owing to us or a Restricted Subsidiary;

•	mortgages in favor of the U.S. or any State or any instrumentality of either to secure partial, progress, advance or other payments pursuant to any contract or statute;

•	mortgages incurred under industrial revenue bond or similar financings; or

•	extensions, renewals or refundings of any of the foregoing.

Notwithstanding the above provisions, we and our Restricted Subsidiaries may incur Secured Debt without equally and ratably securing the debt securities if after giving effect thereto the sum of:

•	the total of all of our Secured Debt and the Secured Debt of Restricted Subsidiaries, except Secured Debt of the types described in the paragraph immediately above as not restricted;

•	the value of all sale and lease back transactions; and

•	the aggregate of all unsecured Funded Debt of Restricted Subsidiaries which, if it were secured debt, would be permitted by this paragraph,

does not exceed 10% of Consolidated Net Tangible Assets. (Section 10.06).

Restrictions on Borrowing by Restricted Subsidiaries. The indenture provides that Restricted Subsidiaries may not incur any Funded Debt, except:

•	Funded Debt owed to us or a Restricted Subsidiary;

•	Funded Debt which is Secured Debt that could under the preceding paragraphs of “Restrictions on Secured Debt” be incurred without ratably securing the debt securities;

•	unsecured Funded Debt which represents an extension, renewal or refunding of Secured Debt described in the second sentence of the first paragraph of “Restrictions on Secured Debt” above;

•	unsecured Funded Debt, which, if it were Secured Debt, would be permitted by the last paragraph of “Restrictions on Secured Debt” above;

•	existing unsecured Funded Debt assumed by a Restricted Subsidiary in connection with its merger with, or acquisition of all or a substantial part of the assets of, any corporation;

•	unsecured Funded Debt of any corporation existing when it becomes a Restricted Subsidiary;

•	Funded Debt incurred in connection with industrial revenue bond or similar financings; or

•	extensions, renewals or refundings of any of the foregoing. (Section 10.05).

Restrictions on Sale and Lease Back Transactions. The indenture provides that neither we nor any Restricted Subsidiary may sell and lease back for periods exceeding five years any major facility owned as of the date of the indenture unless:

•	fair value is received for the facility sold; and

•

an amount equal to the net proceeds of such sale is applied to the retirement of Funded Debt which is not subordinated in right of payment to the debt securities, provided that the amount of such required retirement shall be reduced by:

•	the amount of any Secured Debt which we or such Restricted Subsidiary could then incur under the last paragraph of “Restrictions on Secured Debt” above, and

•

the principal amount of any instruments evidencing Funded Debt, including the debt securities, delivered within 120 days after the sale to the applicable trustee for retirement and cancellation, other than instruments retired by payment at maturity or pursuant to mandatory sinking fund or prepayment provisions. (Section 10.07).

Restrictions on Transfers of Property. Neither we nor any Restricted Subsidiary may transfer or lease any major facility to any Subsidiary not considered a “Restricted Subsidiary” for any of the reasons described in the first sentence of the Restricted Subsidiary definition in the “Definitions” paragraph above. (Section 10.08).

Limitations on Merger

The indenture provides that if we merge or consolidate with or into any other corporation or we transfer substantially all of our assets to any other corporation, and as a result any of our property or the property of a Restricted Subsidiary would become subject to any mortgage, we will simultaneously with or prior to such transaction secure the debt securities by a prior lien on such property. (Section 8.03). If we merge or consolidate with any other corporation or we transfer substantially all of our assets to any other corporation, the successor corporation shall be substituted as obligor under the indenture. (Sections 8.01 and 8.02).

Modification of Indenture

In general, our rights and obligations and the rights of holders of debt securities under the indenture may be modified if holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, the indenture provides that, unless each affected holder agrees, we cannot make any adverse change to any payment term of a debt security such as:

•	extending the maturity date;

•	extending the date on which we have to pay interest;

•	reducing the interest rate;

•	reducing the amount of principal we have to repay;

•	changing the currency in which we have to make any payment of principal, premium or interest;

•	modifying any redemption or repurchase right to the detriment of the holder;

•	modifying any right to convert the debt securities for another security to the detriment of the holder;

•	impairing any right of a holder to bring suit for payment;

•	reducing the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default; or

•	making any change to this provision of the indenture. (Section 9.02).

However, if the trustee and we agree, we can amend the indenture without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

Defaults and Certain Rights on Default

An “Event of Default” is defined under the indenture as any of the following:

•	default for 30 days in payment of any interest;

•	default in payment of principal;

•	default for 60 days after notice in performance of any other covenant in the indenture; and

•	certain events of bankruptcy, insolvency, receivership or reorganization.

We will furnish to the trustee annually a written statement as to the fulfillment of our obligations under the indenture. In case an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series to be due and payable. The indenture permits such declaration, under certain circumstances, to be rescinded by the holders of a majority in principal amount of the debt securities of the series at the time outstanding. (Sections 5.01, 5.02 and 10.04).

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the indenture provides that the trustee is not obligated to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security or indemnity.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the debt securities of any series at the time outstanding and so affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

The holders may, in certain cases, waive any default except a default in payment of principal of or premium, if any, or interest, if any, on the debt securities of such series. (Sections 5.12, 5.13 and 6.03).

Defeasance

The applicable prospectus supplement will state if any defeasance provision will apply to the debt securities.

The indenture contains a provision that, if made applicable to any series of debt securities, permits us to elect (a) to defease and be discharged from most of our obligations with respect to any series of debt securities then outstanding (Section 4.03), or (b) to be released from our obligations under most of our restrictive covenants, including those described above under “Certain Covenants” (Section 10.10). We call the first election “legal defeasance” and the second election “covenant defeasance.” To make either election, we must:

•

deposit in trust with the trustee (a) in the case of debt securities and coupons denominated in U.S. dollars, U.S. government obligations and (b) in the case of debt securities and coupons denominated in a foreign currency, foreign government securities denominated in such foreign currency, which through the payment of principal and interest in accordance with their terms and, together with any additional currency deposited, will provide sufficient money, without reinvestment, to repay in full those debt securities; and

•

deliver to the trustee an opinion of counsel that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and related defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel is to be based on a ruling of the IRS to such effect, unless we indicate otherwise in an applicable prospectus supplement.

Governing Law

The indenture, the debt securities and any coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.12).

Concerning the Trustee

The Bank of New York Mellon has banking affiliates with which we maintain credit facilities and ordinary banking relationships. As of the date of this prospectus, The Bank of New York Mellon also acts as trustee under one other indenture under which unsecured debt obligations of ours are outstanding.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock includes a summary of certain provisions of our amended and restated certificate of incorporation and our by-laws, as amended. This description is not complete and is qualified in its entirety by the applicable provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part and incorporated by reference herein.

Capital Stock

We have authorized 810 million shares, of which 750 million are common stock, par value $3.125 per share, and 60 million are preferred stock, without par value.

Apart from the $2.67 convertible preferred stock described below under “$2.67 Convertible Preferred Stock,” the rights, preferences and limitations of which are set forth in the amended and restated certificate of incorporation, our board of directors is empowered to provide for any series of preferred stock and, in general, to determine the relative rights, preferences and limitations of such series. The amended and restated certificate of incorporation provides that no holder of common stock or preferred stock shall have any preemptive rights.

The outstanding shares of common stock and $2.67 preferred are, and any shares of common stock issued upon conversion of any convertible debt securities will be, validly issued, fully paid and non-assessable.

Common Stock

Holders of common stock are entitled to receive such dividends as are declared by our board of directors. Holders of common stock are entitled to cast one vote for each share on all matters voted upon by stockholders, except where holders of preferred stock are entitled to vote separately in certain cases. Upon liquidation of Fortune Brands, holders of common stock are entitled to share equally and ratably in any assets available for distribution to them.

No dividend may be paid or declared on the common stock or any other junior stock, other than a dividend payable in common stock or other junior stock, nor may any shares of common stock or any junior stock be acquired for a consideration by us or any subsidiary, unless all dividends on the $2.67 preferred accrued for all past quarterly dividend periods have been paid and unless, in the case of dividends on the common stock or any other junior stock, the full dividends on the $2.67 preferred for the then current quarterly dividend period have been then paid or declared. Subject to the foregoing, the amended and restated certificate of incorporation does not restrict us from purchasing shares of common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “FO.”

The transfer agent for shares of common stock is Wells Fargo Bank, National Association.

$2.67 Convertible Preferred Stock

Holders of $2.67 preferred are entitled to cumulative dividends at an annual rate of $2.67 per share, payable quarterly on the 10th day of March, June, September and December, as and when declared by our board of directors. Holders are also entitled to preference in liquidation of $30.50 per share plus accrued dividends then unpaid and to three-tenths of a vote per share on all matters voted upon by stockholders and have the right to convert each share of $2.67 preferred into 6.205 (6205/1000) shares of common stock. In certain events, the factor for converting the $2.67 preferred into common stock will be adjusted to prevent dilution of the conversion right. Holders of $2.67 preferred are not, except in certain cases, entitled to vote as a class. We may redeem all or any part of the $2.67 preferred at a price of $30.50 per share, plus accrued dividends then unpaid.

Election of Directors, Other Voting Provisions and Related Matters

Pursuant to our amended and restated certificate of incorporation, beginning with the 2010 annual meeting of stockholders, our board of directors will be elected annually. The board of directors was previously divided into three classes of directors serving staggered three-year terms. The declassification of the board of directors will be phased-in over a three-year period and the board of directors will be fully declassified in 2012. The exact number of directors will be determined from time to time by or pursuant to the by-laws, provided that their number shall not exceed 20. The board of directors is currently comprised of 10 directors. The amended and restated certificate of incorporation also provides a procedure requiring that we receive advance written notice of stockholder nominations of directors.

The amended and restated certificate of incorporation requires, in addition to any affirmative vote required by law, the amended and restated certificate of incorporation or the by-laws, the affirmative vote of two-thirds of the votes cast by our stockholders entitled to vote in order to obtain stockholder approval of amendments to the amended and restated certificate of incorporation, mergers, consolidations and sales or leases of substantially all of our assets. Currently, Delaware law generally requires the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon. Notwithstanding the foregoing, the amended and restated certificate of incorporation further provides that the affirmative vote of at least 80 percent of the votes entitled to be cast by the holders of all the then outstanding shares of stock of Fortune Brands, Inc. entitled to be voted generally in the election of directors, voting together as a single class, shall be required for the amendment or repeal of, or the adoption of provisions inconsistent with, the provisions of the amended and restated certificate of incorporation relating to classification and stockholder nomination of directors unless such amendment, repeal or adoption has been approved by three-fourths of the directors then in office.

The by-laws require that the annual meeting of our stockholders for the election of directors and other proper business be held at such place as may from time to time be designated by the directors on the last Tuesday of April or on such other day as the directors may designate. The by-laws further provide that special meetings of the stockholders may be called only by the Chairman of the Board, the President or the directors, by resolution adopted by a majority of the entire board of directors. In addition, the amended and restated certificate of incorporation provides that any action to be taken by the stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent. The by-laws require that, except as otherwise provided by law, at least ten days’ prior notice of each annual or special meeting shall be given by written notice signed by the Secretary or an Assistant Secretary and mailed to each stockholder of record entitled to vote. The by-laws also provide a procedure requiring that advance written notice be given to us of the proposal by stockholders of business other than the nomination of directors and then only such business as is stated in a notice of a special meeting shall be transacted at such meeting.

Certain of the provisions described under this section entitled “Description of Capital Stock,” including the right to issue additional shares of preferred stock, could have the effect of discouraging transactions that might lead to a change in control of Fortune Brands, Inc.

DESCRIPTION OF DEBT WARRANTS

The following summarizes the terms of debt warrants we may issue. We will issue the debt warrants under a debt warrant agreement that we will enter into with a bank or trust company, as debt warrant agent, that we select at the time of issue.

Determination of Terms

We may issue debt warrants evidenced by debt warrant certificates under the debt warrant agreement independently or together with any debt securities we offer by any prospectus supplement. An applicable prospectus supplement will describe the particular terms of the debt warrants it covers.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an applicable prospectus supplement. Debt warrant holders, as such, do not have any of the rights of holders of debt securities, except to the extent that the consent of debt warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, debt warrant holders are not entitled to payments of principal of and interest, if any, on the debt securities.

Exercise of Debt Warrants

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON OR PREFERRED STOCK

The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. This description is subject to the detailed provisions of a stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

General Terms

We may issue stock warrants evidenced by stock warrant certificates under the stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, an applicable prospectus supplement will describe the particular terms of the stock warrants it covers.

The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and non-assessable.

Exercise Of Stock Warrants

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates and the exercise price, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights As Shareholders

Holders of stock warrants, as such, are not entitled to vote, to consent, to receive dividends or to receive notice as holders of common stock or preferred stock with respect to any meeting of such holders, or to exercise any rights whatsoever as holders of Fortune Brands common stock or preferred stock.

PLAN OF DISTRIBUTION

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices. These prices may be changed from time to time and may be set:

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities in an applicable prospectus supplement.

Underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions under the Securities Act. An applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may agree with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments made by the underwriters, dealers or agents as a result of those civil liabilities.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

If indicated in an applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities from us at the public offering price set forth in an applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions set forth in an applicable prospectus supplement, and an applicable prospectus supplement will set forth the commission payable for solicitation of the contracts.

We expect that any securities we offer other than common stock will be new issues of securities with no established trading market. Underwriters may make a market in these securities. However, they are not obligated to make a market and may discontinue market making activity at any time. Therefore, we cannot give any assurances to you as to the liquidity of the trading market for any securities.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

LEGAL OPINION

The validity of the issuance of securities offered by this prospectus will be passed upon for us by Winston & Strawn LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Fortune Brands, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Fortune Brands, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, which the SEC maintains in the SEC’s File No. 1-9076. You can read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information deemed to be furnished and not filed in accordance with SEC rules) until our offering is completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Current Reports on Form 8-K or amendments thereto filed on January 6, 2009, February 27, 2009, March 19, 2009, April 1, 2009 and May 5, 2009;

•	Definitive Proxy Statement on Schedule 14A filed on March 9, 2009; and

•

The description of our common stock contained in our Registration Statements on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

You may request a copy of these filings, at no cost other than for exhibits of such filings, by writing to or telephoning us at the following address (or by visiting our web site at http://www.fortunebrands.com):

FORTUNE BRANDS, INC.

Office of the Secretary

520 Lake Cook Road

Deerfield, Illinois 60015

Telephone number (847) 484-4400

We have filed with the SEC a registration statement to register the debt securities, common stock, preferred stock and warrants to purchase such securities under the Securities Act. This prospectus omits certain information contained in the registration statement, as permitted by SEC rules. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph above.